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                        CONSENT OF LEHMAN BROTHERS INC.

     We hereby consent to the use of our opinion letter dated March 17, 1998 to the Board of Directors of Southdown, Inc. (the "Company") attached as Appendix B to the Joint Proxy Statement/Prospectus included in the Company's Registration Statement on Form S-4 (the "Prospectus") and to the references to our firm in the Prospectus under the headings "Summary -- The Merger and The Merger Agreement -- Opinions of Financial Advisors" and "The Merger -- Opinion of Southdown's Financial Advisor". In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, and we do not thereby admit that we are experts with respect to any part of the Registration Statement under the meaning of the term "expert" as used in the Securities Act.

                                          LEHMAN BROTHERS INC.

                                          By:       /s/ PAUL BILLYARD

                                            ------------------------------------

New York, New York
April 1, 1998